UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2012

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement

On February 21, 2012, Range Resources Corporation (the “Company”) entered into the First Amendment (the “Amendment”) to the Fourth Amended and Restated Credit Agreement dated as of February 18, 2011 by and among the Company, certain subsidiaries of the Company and JPMorgan Chase Bank, N.A. and institutions named therein as lenders, and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Credit Agreement”).

The Amendment modifies the Credit Agreement to permit the Company to incur up to an aggregate $2.9 billion of indebtedness under unsecured senior notes outstanding at any time. The Amendment also amends certain other provisions of the Credit Agreement as set forth therein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	First Amendment to Fourth Amended and Restated Credit Agreement dated February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: February 23, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Fourth Amended and Restated Credit Agreement dated February 21, 2012